Item 77C - DWS Large Company Growth
Fund

Registrant incorporates by
reference to Proxy Statement filed
on February
27, 2006 (Accession No. 0001193125-
06-039892).
A Special Meeting of Shareholders
(the "Meeting") of DWS Large
Company
Growth Fund (the "Fund"),  a series
of DWS Investment Trust (the
"Trust")
was held on May 5, 2006 at the
offices of Deutsche Asset
Management, 345
Park Avenue, New York, New York
10154. At the Meeting, the
following
matters were voted upon by the
shareholders (the resulting votes
are
presented below).
I.	Election of Board Members.
("Number of Votes" represents all
funds
that are series of DWS Investment
Trust.)



Number of Votes:

For
Withheld
Henry P. Becton, Jr.
197,991,244.152
8,384,800.646
Dawn-Marie Driscoll
198,004,169.805
8,371,874.993
Keith R. Fox
197,921,453.939
8,454,590.859
Kenneth C. Froewiss
197,879,048.962
8,496,995.836
Martin J. Gruber
197,750,362.197
8,625,682.601
Richard J. Herring
197,887,720.225
8,488,324.573
Graham E. Jones
197,620,357.552
8,755,687.246
Rebecca W. Rimel
197,953,978.782
8,422,066.016
Philip Saunders, Jr.
197,686,623.053
8,689,421.745
William N. Searcy, Jr.
197,856,087.625
8,519,957.173
Jean Gleason
Stromberg
197,864,804.673
8,511,240.125
Carl W. Vogt
197,724,433.872
8,651,610.926
Axel Schwarzer
197,827,524.607
8,548,520.191





II-A.	Approval of an Amended and
Restated Investment Management
Agreement.
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
8,499,219.987
219,446.824
239,439.441
539,997.000



II-B.		Approval of a
Subadvisor Approval Policy.
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
8,416,941.208
316,350.399
224,814.645
539.997.000


III.	Approval of a Revised
Fundamental Investment Restriction
Regarding Commodities.
Number of Votes:
For
Against
Abstain
Broker Non-Votes*
8,440,437.222
290,606.798
227,062.232
539.997.000



IV-A.	Approval of An Amended and
Restated Declaration of Trust.
("Number of Votes" represents all
funds that are series of DWS
Investment Trust.)


Number of Votes:
For
Against
Abstain
Broker Non-Votes*
182,220,628.110
7,305,857.658
8,890,637.030
7,958,922.000

The Meeting was reconvened on July
27, 2006, at which time the
following
matter was voted upon by the
shareholders (the resulting votes
are presented
below).

IV-B.	Approval of Further
Amendments to the Amended and
Restated
Declaration of Trust. ("Number of
Votes" represents all funds that
are series of DWS Investment
Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
218,006,584.750
10,003,072.285
10,993,144.756
6,337,998.999
*	Broker non-votes are proxies
received by the Fund from brokers
or nominees when the
broker or nominee neither has
received instructions from the
beneficial owner or other
persons entitled to vote nor has
discretionary power to vote on a
particular matter.